RESIGNATION AGREEMENT AND RELEASE

Richard Russo and Osteotech, Inc. freely and voluntarily enter into this Resignation Agreement and Release (“Agreement”) and hereby agree as follows:

1. Parties. “Russo” shall mean Richard Russo, as well as his agents, heirs, representatives, successors, assigns, executors, agents, or anyone else claiming any rights through Russo. “Osteotech” shall mean Osteotech, Inc., as well as its and its subsidiaries’ and affiliates’ shareholders, parents, subsidiaries, affiliates, predecessors, successors, assigns, insurers, officers, directors, employees, agents, attorneys, any employee benefit plan offered by Osteotech or any of its subsidiaries or affiliates and the trustees or administrators of any such employee benefit plan, or any person or entity affiliated with or related to any of them. Russo and Osteotech collectively are referred to as “the Parties.”

2. Resignation. Russo and Osteotech agree that Russo has voluntarily terminated and resigned from his employment and any other positions (whether as an employee, director, officer, or otherwise) he has or held with Osteotech, effective December 31, 2007 (“Resignation Date”). Russo will not seek employment with Osteotech at any time after signing this Agreement.

3. Russo’s Release of Claims and Covenant not to Sue. Russo hereby voluntarily and unconditionally forever releases, waives, surrenders, gives up, and promises and covenants never to bring or assert any and all claims, complaints, actions, suits, causes of action, damages, demands, debts, and/or rights of any kind, direct, indirect, or derivative, known or unknown, that Russo, or any person with claims attributable to Russo, has had, or may have had, now has, or knowingly anticipates having in the future against Osteotech. Russo agrees and understands that by this Agreement, Russo fully releases and discharges any claims that he, or any person with claims attributable to him, has had, now has, or knowingly anticipates having a right to assert in the future against Osteotech. The claims Russo hereby releases include, without limitation, all of the following:

a. all claims that arise out of or that relate to Russo’s employment and/or the discontinuation of his employment or association of any kind with Osteotech, including, without limitation, all claims for compensation or benefits other than benefits provided under this Agreement; and

b. all claims that arise out of or that relate to any statements, acts, omissions or practices of Osteotech; and

c. all claims for any breach of any obligation or unlawful or wrongful conduct under any constitution, statute, law, ordinance, rule, executive order or other order or regulation of any local government, state, the United States, or any foreign nation or governmental unit, including, but not limited to, the United States and New Jersey Constitutions, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, the New Jersey workers compensation act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Fair Labor Standards Act, the National Labor Relations Act, other federal, state, or local labor or employment law, the Employee Retirement Income Security Act, the Civil Rights Act of 1964 and any subsequent amendments to any of these laws; and

d. any non-statutory claim, whether based in tort, contract law, equity or some other principle of law, including, without limitation, wrongful discharge, breach of contract, breach of implied contract, breach of a covenant of good faith and fair dealing, breach of fiduciary duty, promissory or equitable estoppel, defamation, intentional or negligent infliction of emotional distress, fraud, intentional or negligent misrepresentation, negligence, negligent hiring, supervision, or retention, assault, false imprisonment, invasion of privacy, interference with present or prospective contractual or business relationships, and any other wrongful or unlawful acts, omission, statements, or practices; and

e. all claims for attorney fees, compensatory damages, liquidated damages, punitive damages, penalties, costs or disbursements that exist prior to or as of the date Russo signs this Agreement or that Russo knowingly anticipates having a right to assert in the future.

4. Time to Consider Agreement: Russo may take up to twenty-one (21) days to decide whether to enter into this Agreement. Russo represents that if he signs this Agreement before the expiration of this 21-day period, it is because Russo does not need any additional time to decide whether to sign this Agreement.

5. Right to Rescind or Revoke: Russo agrees, understands, and acknowledges that he has the right to rescind or revoke his release of claims he may have under the Federal Age Discrimination in Employment Act (“ADEA”) if done within the Applicable Rescission Period, which is seven (7) calendar days after Russo signs the Agreement. Russo agrees and understands that any obligation by Osteotech to pay Russo the Resignation Benefits listed in Section 6 shall be unenforceable unless and until the Applicable Rescission Period has expired and Russo has not rescinded his release of claims in any part. Russo understands that if he wants to rescind, the rescission must be in writing and hand-delivered or mailed to Osteotech. If hand-delivered, the rescission must be properly addressed to Martin Rexroad, Vice President of Human Resources at Osteotech, 51 James Way, Eatontown, New Jersey 07724 and delivered within the Applicable Rescission Period. If mailed, the rescission must be: (a) postmarked within the Applicable Rescission Period; (b) properly addressed to Martin Rexroad, Vice President of Human Resources at Osteotech, 51 James Way, Eatontown, New Jersey 07724; and (c) sent by certified mail, return receipt requested. If Russo rescinds any claims he may have under the ADEA, then the effect and enforceability of this Agreement shall be at the exclusive option of Osteotech.

6. Resignation Benefits for Russo. After Russo’s execution of this Agreement and after the expiration of the Applicable Rescission Period, and provided that Russo has not rescinded his release of claims in any respect, then Osteotech shall provide the following resignation benefits to Russo:

a. Osteotech will not oppose any claim for unemployment compensation Russo may file, however, Osteotech will provide accurate information to the State of New Jersey in connection with such a claim; and

b. Osteotech will make payments to Russo equal to twelve (12) months base salary, less applicable withholdings. Payments will be made to Russo over a twelve month period according to Osteotech’s regular payroll; and

c. For twelve months following the Resignation Date, if Russo elects to continue his health and dental insurance benefits through COBRA, then Russo will only have to contribute to the cost of COBRA the rate he paid when he was an active employee (which amounts will be deducted from Russo’s resignation payments) and Osteotech will pay the balance; and

d. For twelve months following the Resignation Date, Osteotech will provide Russo with the life insurance benefits provided to him prior to the Resignation Date, the cost of which will be deducted from the payments listed in Section 6(a); and

e. Osteotech will provide out-placement assistance to Russo for twelve months up to a total of $25,000, or, at Russo’s election, Russo may accept payments aggregating $25,000 in lieu of outplacement, and such payments shall be added to the payments payable to Russo under Section 6(a), less applicable withholdings, in equal installments over a twelve month period; and

f. Russo will receive an annual bonus for 2007 under the same terms and conditions as if he were employed through the end of the year, provided that the conditions for such a bonus applicable if Russo were still an employee have been met.

7. Non-Disparagement. Russo shall not make any disparaging or negative remarks, either orally or in writing, regarding Osteotech (defined in Section 1) or any of its products or services. Osteotech will inform and direct its officers and directors not to make any disparaging or negative remarks, either orally or in writing, regarding Russo. It is understood and agreed that this provision does not apply to any situation in which any person provides truthful testimony in any legal proceeding.

8. Claims Involving Osteotech. Russo shall not: (a) recommend or suggest to any non-governmental person or entity or his/her/its attorneys or agents that they initiate or pursue claims, lawsuits, or other adverse action of any kind against Osteotech; or (b) voluntarily aid, assist, or cooperate with any non-governmental person or entity or his/her/its attorneys or agents in any claim, lawsuit, or other adverse action against Osteotech.

9. Records, Documents, and Property. On or before the Resignation Date, and as a precedent condition for the benefits payable pursuant to this Agreement, Russo shall return to Osteotech all records, correspondence, documents, financial data, plans, computer disks, computer tapes, equipment, computer access codes, office keys, identification card(s), company credit cards, laptop computer, computer equipment, cell phones and all handheld devices, and other documents, materials, and property, including copies, summaries, or reproductions of any of the same, created by any Osteotech employee or agent and/or which belong to Osteotech, and which documents are reasonably known to be in the possession of Russo.

10. Continuing Obligations. Russo agrees, understands, and acknowledges that he has certain continuing obligations to Osteotech that survive the termination of Russo’s employment and shall continue unabated, including, without limitation, the obligations under the September 3, 1991, Confidential Information, Invention, and Non-Competition Agreement he signed with Osteotech, as well as the obligations under law to maintain and not disclose to anyone Osteotech’s trade secrets and confidential information, documents, and other materials revealed to Russo during the course of his association with Osteotech. Russo reaffirms and agrees anew to abide by these obligations. Russo agrees to inform any prospective employer of his continuing obligations to Osteotech.

11. Cooperation and Assistance: Russo agrees that, in exchange for the consideration provided for in this Agreement, Russo shall provide assistance and cooperate fully with Osteotech in connection with any matter in which he was involved or for which he was responsible during his employment at Osteotech. With respect to matters of a legal, regulatory, or administrative nature or which require the involvement of Osteotech’s legal counsel or representatives, such cooperation may include meetings with Osteotech’s attorneys or representatives and providing truthful statements or testimony in matters relating to Russo’s responsibilities or duties at Osteotech. Less important matters will be handled by telephone call or email. Osteotech will endeavor in good faith to provide reasonable notice and conditions for Russo’s cooperation and minimize conflicts with Russo’s subsequent employment, subject to the exigencies of the given situation. Osteotech will reimburse Russo for any pre-approved, reasonable out-of-pocket expenses he may be required to incur due to such assistance or cooperation that are approved in advance by Osteotech, including travel and hotel expenses. Russo and Osteotech agree that, for purposes of Russo’s fulfillment of his Cooperation and Assistance commitment, Russo will be an independent contractor and not an employee of Osteotech, that Russo will have no authority to obligate Osteotech by contract or otherwise or to act on Osteotech’s behalf, and that except as provided for herein Russo shall not be entitled to any employee benefits that Osteotech provides to its employees.

12. Indemnification: In the event a civil action, complaint, lawsuit, claim, demand, assertion of right, or cause of action is brought against Russo, as an official, director, officer, or agent of Osteotech or OST-Developpement, then Osteotech agrees to provide indemnification to Russo as provided under Delaware law.

13. No Admission of Wrongdoing. The Parties agree, understand, and acknowledge that this Agreement does not constitute an admission that Osteotech has violated any local, state, federal, or foreign statute, law, rule, regulation or principle of law, or engaged in any improper or unlawful conduct or wrongdoing. This Agreement or the payment of any money or other consideration in accordance with this Agreement shall not be characterized by Russo or anyone else as an admission or evidence that Osteotech has engaged in any improper or unlawful conduct or wrongdoing.

14. Authority. Russo represents and warrants that he has the authority to enter into this Agreement and that no causes of action, claims, or demands released pursuant to this Agreement have been assigned to any person or entity not a party to this Agreement.

15. Russo’s Representations and Acknowledgements. Russo makes the following representations, warranties, and acknowledgements:

a. Russo has been advised of his right to consult an attorney of his choosing regarding this Agreement;

b. Russo has read this Agreement and its attachments carefully and completely, has had a full opportunity to consider this Agreement, has had any questions concerning this Agreement or his release of claims answered, and enters into this Agreement freely, voluntarily, and with full understanding of its meaning, implications, and effects;

c. Neither Osteotech, nor any of its employees, agents, or attorneys, have made any representation, warranty, or agreement other than as may be set forth explicitly in this Agreement, and Russo has not relied upon any statements, representations, warranties, or agreements except as may be explicitly set forth in this Agreement;

d. Russo acknowledges and agrees that he is receiving valuable benefits under this Agreement to which he otherwise would not be entitled; and

e. Russo has not made any claims against Osteotech or its subsidiaries or affiliates.

16. Severability. In the event that any one or more of the provisions of this Agreement shall be found invalid, illegal, or unenforceable in any respect, then it shall be the sole and exclusive option of Osteotech to decide whether the remaining provisions of the Agreement shall continue in full force and effect.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective agents, heirs, representatives, successors, executors, and assigns. Russo may not assign any rights or obligations under this Agreement to any other person or entity without the prior written consent of Osteotech. Other than the persons and entities that are within the scope of the definition of Osteotech (Section 1), there are no third-party beneficiaries of this Agreement.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Governing Law and Forum Selection. Except as provided in Section 12, this Agreement shall be interpreted, enforced, and construed in accordance with the substantive laws of New Jersey, without regard to choice of law principles. It is agreed and understood that any disputes regarding this Agreement shall be resolved only in the state or federal courts in New Jersey.

20. Entire Agreement. Except as expressly provided herein (including without limitation in Section 10) the Parties understand and agree that this Agreement constitutes the entire agreement and all obligations between them and that this Agreement may not be amended, modified, supplemented, or waived in whole or part except by the mutual assent of the Parties by a written document executed by Russo and a properly authorized officer of Osteotech, Inc. The Parties further understand and agree that failure by either Party to insist upon full and complete performance of any provision of this Agreement or to pursue an action for any breach of the Agreement shall not operate or be construed as a waiver of that or any subsequent breach or lack of full and complete performance. This Agreement shall be construed and interpreted according to its plain language and shall not be construed restrictively or for or against any party whether because that party drafted the Agreement in whole or in part or for any other reason.

21. Voluntary and Knowing Agreement: Russo acknowledges and represents that he has read and understands all the terms of this Agreement and their implications and that he freely, voluntarily, and knowingly enters into this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated at their respective signatures below to indicate their free and voluntary assent and agreement to all the terms set forth above.

Dated: March 14, 2008	/s/ Richard Russo

Richard Russo
Dated: April 7, 2008	Osteotech, Inc. By: /s/ Sam Owusu-Akyaw

Its: Chief Executive Officer